Exhibit 23.2

             Consent of PricewaterhouseCoopers, Independent Auditors



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of SoftNet Systems, Inc. for the registration of 4,240,000 shares of its common stock and to the incorporation by reference therein of our report, with respect to the financial statements of SoftNet Systems, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission.

October 9, 1998                           PRICEWATERHOUSECOOPERS, L.L.P.
San Jose, California


                                            /s/ PricewaterhouseCoopers, L.L.P.